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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

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                                   FORM 8-A


                      FOR REGISTRATION OF CERTAIN CLASSES
               OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                           METRO-GOLDWYN-MAYER INC.
            (Exact name of registrant as specified in its charter)


              DELAWARE                                 95-4605850
(State of incorporation or organization)            (I.R.S. Employer
                                                   Identification No.)

        2500 BROADWAY STREET
      SANTA MONICA, CALIFORNIA                            90404
(Address of principal executive offices)               (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
    ------------------                      ------------------------------

     Common Stock par                          New York Stock Exchange
   value $.01 per share



    SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:  NONE


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                           METRO-GOLDWYN-MAYER INC.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
             -------------------------------------------------------

             The information required by Item 202 of Regulation S-K is set forth in full under the caption "Description of Capital Stock -- Common Stock" in the Preliminary Prospectus, which was filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Metro-Goldwyn-Mayer Inc. (Registration No. 333-35411) on September 11, 1997, and by this reference incorporated herein and made a part hereof.

ITEM 2.      EXHIBITS
             --------

              1. Latest Registration Statement filed pursuant to the Securities Act of 1933.

                  The Company's Registration Statement on Form S-1 filed on September 11, 1997 (Registration No. 333-35411), is incorporated herein by reference.

              2.  Amended and Restated Certificate of Incorporation.*

              3.  Amended and Restated Bylaws.*

              4. Amended and Restated Shareholders Agreement, dated as of August 4, 1997.*

              5.  Amended and Restated Investors Shareholder
                  Agreement, dated as of August 4, 1997.*

              6.  Specimen Common Stock Certificate.*






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 * To be filed by amendment.


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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           METRO-GOLDWYN-MAYER INC.

Dated: October 9, 1997                         /s/ Robert Brada
                                               --------------------
                                               By:  Robert Brada
                                               Its: Senior Vice President and
                                                    Deputy General Counsel


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                                 EXHIBIT INDEX

EXHIBIT                                                         SEQUENTIALLY
NUMBER                                                          NUMBERED PAGE
------                                                          -------------

2.          Amended and Restated Certificate of Incorporation.*

3.          Amended and Restated Bylaws.*

4. Amended and Restated Shareholders Agreement, dated as of August 4, 1997.*

5.          Amended and Restated Investors Shareholder
            Agreement, dated as of August 4, 1997.*

6.          Specimen Common Stock Certificate.*

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* To be filed by amendment.

                                 Page 4 of 4